Exhibit 99.77(q)(1)

ITEM 77Q-1

(e)(1)	Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Investments, LLC and Voya Separate Portfolios Trust – Filed herein.